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                                                                  Exhibit (h)(1)
                              NORWEST SELECT FUNDS
                              MANAGEMENT AGREEMENT

                                 August 1, 1997

         AGREEMENT made as of the 1st day of August, 1997, between Norwest Select Funds (the "Trust"), a business trust organized under the laws of the State of Delaware with its principal place of business at Two Portland Square, Portland, Maine 0410161, and Forum Financial Services, Inc. ("Forum"), a corporation organized under the laws of State of Delaware with its principal place of business at Two Portland Square, Portland, Maine 04101.

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "Act") as an open-end management investment company and may issue its shares of beneficial interest, no par value, in separate series and classes; and

         WHEREAS, the Trust desires that Forum perform administrative services for each of the series of the Trust as listed in Appendix A hereto (each a "Fund" and collectively the "Funds") and Forum is willing to provide those services on the terms and conditions set forth in this Agreement;

         NOW THEREFORE, the Trust and Forum agree as follows:

         SECTION 1.  THE TRUST; DELIVERY OF DOCUMENTS

         The Trust is engaged in the business of investing and reinvesting its assets in securities of the type and in accordance with the limitations specified in its Trust Instrument, By-Laws and registration statement filed with the Securities and Exchange Commission (the "SEC"), under the Act and the Securities Act of 1933 (the "Securities Act"), including any representations made in a prospectus ("Prospectus") or statement of additional information ("Statement of Additional Information") relating to a Fund contained therein and as may be supplemented from time to time, all in such manner and to such extent as may from time to time be authorized by the Trust's Board of Trustees (the "Board"). The Trust is currently authorized to issue four classes of shares and the Board is authorized to issue any unissued shares in any number of additional classes or series. The Trust has delivered copies of the documents listed in this Section and will from time to time furnish Forum with any amendments thereof.

         SECTION 2.  APPOINTMENT

         The Trust hereby employs Forum, subject to the direction and control of the Board, to manage all aspects of the Trust's operations with respect to each Fund except those which are the responsibility of Norwest Investment Management, Inc. ("Adviser"), the Trust's investment adviser.

         SECTION 3.  ADMINISTRATIVE DUTIES

         With respect to the Funds, Forum will arrange to:

         (a) provide the Trust, at the Trust's expense, with the maintenance of certain books and records, such as journals, ledger accounts and other records described in Rule 31a-1 under the Act, the transmission of purchase and redemption orders for shares of the Funds, the notification to the Trust's investment adviser of available funds for investment, the reconciliation of account information and balances among its custodian, transfer agent and dividend disbursing agent and its investment adviser, and the calculation of the net asset value of shares of the Funds;

         (b) provide the Trust, at the Trust's expense, with the services of persons competent to perform such supervisory, administrative and clerical functions as are necessary to provide effective operation of the Trust, including the services described in subparagraph (a) above of this Section 3;

         (c) oversee the performance of administrative and professional services rendered to the Trust by others, including its custodian, transfer agent and dividend disbursing agent, as well as accounting, auditing and other services performed for the Trust;

         (d)provide the Trust with adequate general office space and facilities;

         (e) oversee the preparation and the printing of the periodic updating of the Trust's registration statement, Prospectuses and Statement of Additional Information, the Trust's tax returns, and reports to its stockholders, the SEC and state securities administrators; and

         (f) maintain records relating to its services as are required to be maintained by the Trust under the Act. The books and records pertaining to the Trust which are in possession of Forum shall be the property of the Trust. The Trust, or the Trust's authorized representatives, shall have access to such books and records at all times during Forum's normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided promptly by Forum to the Trust or the Trust's authorized representatives.

         SECTION 4.  STANDARD OF CARE

         The Trust shall expect of Forum, and Forum will give the Trust the benefit of, Forum's best judgment and efforts in rendering these services to the Trust, and the Trust agrees as an inducement to Forum's undertaking these services that Forum shall not be liable hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, Forum against any liability to the Trust or to its security holders to which Forum would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of Forum's duties hereunder, or by reason of Forum's reckless disregard of its obligations and duties hereunder.

         SECTION 5.  COMPENSATION; EXPENSES

         (a) In consideration of the administrative services performed by Forum as described herein, the Trust will pay Forum, with respect to each Fund a fee at the annual rate as listed in Appendix A hereto. Such fee shall be accrued by the Trust daily and shall be payable monthly in arrears on the first day of each calendar month for services performed hereunder during the prior calendar month.

         (b) Subject to section 4 of the investment advisory agreements between the Trust and the Adviser, the Trust shall be responsible and hereby assumes the obligation for payment of all the Trust's other expenses, including payment of the fee payable to Forum under this Section 5 and the fee payable to the Adviser pursuant to the Investment Advisory Agreement between the Adviser and the Trust; interest charges, taxes, brokerage fees and commissions; certain insurance premiums; fees, interest charges and expenses of the Trust's custodian, transfer agent and dividend disbursing agent; telecommunications expenses; auditing, legal and compliance expenses; costs of the Trust's formation and maintaining its existence; costs of preparing and printing the Trust's Prospectuses, Statements of Additional Information, subscription application forms and stockholder reports and delivering them to existing and prospective shareholders; costs of maintaining books of original entry for portfolio and fund accounting and other required books and accounts and of calculating the net asset value of the Trust's shares; costs of reproduction, stationery and supplies; compensation of the Trust's trustees, officers and employees and costs of other personnel performing services for the Trust who are not Forum's officers or officers of the Adviser, or their respective affiliates; costs of corporate meetings; SEC registration fees and related expenses for registration with the SEC and the securities regulatory authorities of other countries in which the Trust's shares are sold; state securities laws registration fees and related expenses; and all other fees and expenses paid by the Trust pursuant to any distribution plan or shareholder service adopted by the Trust pursuant to Rule 12b-1 under the Act.

         SECTION 6.  EFFECTIVENESS, DURATION AND TERMINATION

         (a) This Agreement shall become effective with respect to each Fund on the date hereof. Upon effectiveness of this Agreement, it shall supersede all previous agreements between the parties hereto covering the subject matter hereof insofar as such Agreement may have been deemed to relate to the Funds.

         (b) This Agreement shall continue in effect with respect to a Fund for a period of one year from its effectiveness and shall continue in effect for successive twelve-month periods; provided, however, that continuance is specifically approved at least annually (i) by the Board or by a vote of a majority of the outstanding voting securities of the Fund and (ii) by a vote of a majority of Trustees of the Trust who are not parties to this agreement or interested persons of any such party (other than as Trustees of the Trust); provided further, however, that if the continuation of this agreement is not approved as to a Fund, Forum may continue to render to the Fund the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder.

         (c) This Agreement may be terminated with respect to a Fund at any time, without the payment of any penalty, (i) by the Board on 60 days' written notice to Forum or (ii) by Forum on 60 days' written notice to the Trust.

         SECTION 7.  ACTIVITIES OF FORUM

         Except to the extent necessary to perform Forum's obligations hereunder, nothing herein shall be deemed to limit or restrict Forum's right, or the right of any of Forum's officers, directors or employees who may also be a trustee, officer or employee of the Trust, or persons otherwise affiliated persons of the Trust to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

         SECTION 8.  LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

         The Trustees of the Trust and the shareholders of each Fund shall not be liable for any obligations of the Trust or of the Funds under this Agreement, and Forum agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Fund to which Forum's rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust or the shareholders of the Funds.

         SECTION 9.  MISCELLANEOUS

         (a) No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

         (b) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         (c) This Agreement shall be governed by and shall be construed in accordance with the laws of the State of New York.

         (d)  The  terms  "vote  of  a  majority  of  the   outstanding   voting
securities," "interested person," "affiliated person" and "assignment" shall have the meanings ascribed thereto in the Act.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed effective as of the day and year first above written.


                                                     NORWEST SELECT FUNDS


                                                     By:/s/ Donald H. Burkhardt
                                                             Donald H. Burkhardt
                                                             Trustee


                         FORUM FINANCIAL SERVICES, INC.


                                                     By:/s/David I. Goldstein
                                                              David I. Goldstein
                                    Secretary


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                              NORWEST SELECT FUNDS
                              MANAGEMENT AGREEMENT

                                 August 1, 1997

                                   Appendix A


                                                                   Fee as a % of
                                                        the Annual Average Daily
Funds of the Trust                                        Net Assets of the Fund

ValuGrowth Stock Fund                                                  0.05%
Income Fund                                                            0.05%
Small Company Stock Fund                                               0.05%
Income Equity Fund                                                     0.05%